                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                              U.S. Can Corporation
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                (Name of Registrant as Specified in Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                [US CAN LOGO]

                              U.S. CAN CORPORATION
                               900 COMMERCE DRIVE
                           OAK BROOK, ILLINOIS 60521

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 25, 1997

     The 1997 Annual Meeting of Stockholders of U.S. Can Corporation (the "Company") will be held on Thursday, April 25, 1997, at 10:00 a.m. (local time), at the headquarters of the Company, located at 900 Commerce Drive, Oak Brook, Illinois, for the following purposes:

          (1) To elect three directors, each to hold office for a term of three years;

          (2) To ratify the appointment of Arthur Andersen LLP as independent certified public accountants of the Company for fiscal year 1997; and

          (3) To transact any other business which may be properly brought before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at and as of February 28, 1997, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

                                          By Order of the Board of Directors

                                          TIMOTHY W. STONICH

                                          Timothy W. Stonich
                                          Corporate Secretary

Oak Brook, Illinois
March 25, 1997

                              U.S. CAN CORPORATION
                               900 COMMERCE DRIVE
                           OAK BROOK, ILLINOIS 60521

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 25, 1997

     The enclosed proxy is solicited by the Board of Directors of U.S. Can Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, April 25, 1997. Shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), represented by a properly executed proxy in the accompanying form, will be voted at the Annual Meeting. The proxy may be revoked at any time before its exercise by sending written notice of revocation to Mr. Timothy W. Stonich, Corporate Secretary, U.S. Can Corporation, 900 Commerce Drive, Oak Brook, Illinois, 60521, by signing and delivering a subsequently dated proxy or by attending the Annual Meeting in person and giving notice of revocation to the Inspectors of Election. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to stockholders beginning on or about March 25, 1997.

     February 28, 1997 was the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On that date, there were outstanding and entitled to vote 12,995,230 shares of Common Stock, which is the Company's only class of outstanding voting securities. Each stockholder is entitled to one vote for each share of Common Stock held of record. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder during regular business hours at the Company's headquarters, located at 900 Commerce Drive, Oak Brook, Illinois.

     Two Inspectors of Election, each from Harris Trust and Savings Bank and appointed by the Board of Directors, will determine the shares represented at the Annual Meeting and the validity of proxies and ballots, and tabulate the votes cast at the Annual Meeting. A plurality of the votes cast at the Annual Meeting is required for the election of directors. An affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of all other matters submitted to the stockholders for their consideration.

     Abstentions and broker non-votes will be included when determining whether a quorum is present at the Annual Meeting. Abstentions and broker non-votes have no effect on voting for the election of directors because neither is considered a vote cast. An abstention has the effect of voting against a matter where a vote of a majority of the shares present is required since an abstention is counted as a share present but is not counted as a vote for such matter. Broker non-votes have no effect where a majority of the shares present is required since they are not counted as shares present with respect to such matter. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner (despite voting on at least one other proposal for which the nominee has discretionary voting power or has received such instructions).

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     In accordance with the By-Laws of the Company, the Board of Directors has at present fixed the number of directors constituting the Board at eight. In accordance with the Company's Restated Certificate of Incorporation, the directors have been divided into three classes, as nearly equal in number as is reasonably possible. The class of directors whose term expires at the 1997 Annual Meeting consists of three persons. The Company proposes to elect three directors, each to hold office for a term of three years and until his successor has been duly elected and qualified. Unless otherwise instructed by the stockholder, the persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the three nominees named in this Proxy Statement.

     The Company has no reason to believe that any nominee named herein will be unavailable to serve as a director. However, if any nominee for any reason is unable to serve or for good cause will not serve, the proxy may be voted for such substitute nominee as the persons appointed in the proxy may in their discretion determine. Stockholders may not cumulate their votes in the election of directors.

     Each of the following nominees is currently a director of the Company:

     BENJAMIN F. BAILAR. Benjamin F. Bailar has served as a director of the Company and United States Can Company ("U.S. Can") since July 1986 and November 1987, respectively. Since 1987, Dean Bailar has served as Dean of the Jones Graduate School of Administration at Rice University. He is also a director of Dana Corporation, Smith International, Inc. and Trico Marine Services Inc. Dean Bailar serves as the Chairman of the Audit Committee and as a member of the Compensation and Management Development Committee of the Company's Board of Directors.

     EUGENE B. CONNOLLY, JR. Eugene B. Connolly, Jr. has served as a director of the Company since June 1993. Mr. Connolly retired in April 1996 as the Chairman of USG Corporation ("USG"), a Fortune 500 company with subsidiaries that are market leaders in the production of gypsum wallboard, joint compound and related gypsum products such as ceiling tile and grid, a position he had held since June 1990. He served as Chief Executive Officer of USG from June 1990 until January 1996. In addition, Mr. Connolly served as President of USG for the period of April-December 1993, President and Chief Executive Officer (January 1990-May
1990), Executive Vice President (1987-1989), President and Chief Executive Officer of USG Interiors (March 1987-March 1989) and President and Chief Executive Officer of DAP Inc. (July 1988-March 1989). Mr. Connolly also serves as a director of LaSalle National Bank, The Pepper Companies and Zenith Electronics Corp. Mr. Connolly serves as a member of both the Audit Committee and the Compensation and Management Development Committee of the Company's Board of Directors.

     WILLIAM J. SMITH. William J. Smith has served as Chairman, President and Chief Executive Officer of the Company and its wholly-owned subsidiary, U.S. Can, since 1983. Mr. Smith has over 40 years of experience in the packaging business. He began his career in packaging with American Can Company ("American Can"), serving at various times as an employee and manager at several of its plants. In 1972, Mr. Smith was named General Manager of General Packaging at American Can. In 1974, he became Senior Vice President, Technology of American Can. In this capacity, Mr. Smith assumed responsibility for Research and Development, Engineering, Manufacturing Technology and Productivity. In 1981, Mr. Smith became Executive Vice President of American Can's Paper Sector, which had sales of approximately $1.3 billion at that time. Mr. Smith was also named Chairman of American Can's Operating Committee, a position with functions comparable to those of a Chief Operating Officer. Mr. Smith retired from American Can in 1983. Mr. Smith serves as a Trustee of Syracuse University. Mr. Smith is a member of the Nominating and Corporate Governance Committee of the Company's Board of Directors.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
               THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

            INFORMATION CONCERNING EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information as of February 28, 1997, with respect to each person who is an executive officer or director of the Company, or is deemed to be an executive officer of the Company due to their position with U.S. Can (as indicated below).

                NAME                   AGE                            TITLE
                ----                   ---                            -----
William J. Smith.....................  70    Chairman of the Board, President and Chief Executive
                                             Officer
Frank J. Galvin......................  55    Executive Vice President, Operations and Assistant
                                             Secretary
Timothy W. Stonich...................  49    Executive Vice President, Finance, Chief Financial
                                             Officer and Secretary
Charles E. Foster....................  53    Senior Vice President, Custom and Specialty Products,
                                             U.S. Can
Lawrence T. Messina..................  51    Senior Vice President, International, U.S. Can
Peter J. Andres......................  53    Vice President, Treasurer and Assistant Secretary
Anthony F. Bonadonna.................  54    Vice President, Human Resources
John R. McGowan......................  55    Vice President and Controller
Calvin W. Aurand, Jr.................  66    Director
Benjamin F. Bailar...................  62    Director
Eugene B. Connolly, Jr...............  64    Director
Carl Ferenbach.......................  54    Director
Ricardo Poma.........................  50    Director
Francisco A. Soler...................  51    Director
Michael J. Zimmerman.................  46    Director

     The Company's Board of Directors is divided into three classes serving staggered three-year terms. Each director of the Company is elected at the annual meeting at which such class stands for election and serves until the annual meeting of the Company's stockholders at which such class stands for reelection and until their successors are duly elected and qualified. Messrs. Bailar, Connolly and Smith are serving three-year terms expiring at the 1997 Annual Meeting; Messrs. Aurand, Soler and Ferenbach are serving three-year terms expiring at the 1998 Annual Meeting; and Messrs. Poma and Zimmerman are serving three-year terms expiring at the 1999 Annual Meeting.

     In connection with the Company's initial public offering of Common Stock in March 1993 (the "IPO"), the Company entered into an agreement (the "Stockholders Agreement") with all of its stockholders immediately prior to the IPO (the "Restricted Stockholders") pursuant to which each of Salomon Brothers Inc ("Salomon Brothers"), and Messrs. Smith, Poma and Soler, for so long as each such Restricted Stockholder owns beneficially at least 175,000 shares of Common Stock, has the right to submit a name to the Board of Directors to be included in the slate of nominees for election to the Board of Directors. In 1992, Salomon Brothers designated Mr. Zimmerman, who at the time was an employee of Salomon Brothers, to serve as a director; in 1996, Mr. Zimmerman was reelected; and his current term expires at the 1999 Annual Meeting of stockholders. Mr. Zimmerman left Salomon Brothers in 1996, although he remains a director of the Company. Following Mr. Zimmerman's departure from Salomon Brothers, Salomon Brothers has not designated a new director. In accordance with the Stockholders Agreement, Mr. Smith designated himself and was elected at the Company's 1994 Annual Meeting to serve a three-year term expiring at the 1997 Annual Meeting; Mr. Poma designated himself and was elected at the Company's 1996 Annual Meeting to serve a three-year term expiring at the 1999 Annual Meeting; and Mr. Soler designated himself and was elected at the Company's 1995 Annual Meeting to serve a three-year term expiring at the 1998 Annual Meeting. Mr. Smith has designated himself to serve a three-year term which would commence at the 1997 Annual Meeting upon his reelection. The Stockholders Agreement provides that if a designee ceases to serve for any reason, the party who submitted the name of such designee has the right to name such designee's successor for approval by the Board of Directors to fill the vacancy on the Board of Directors, and any director so chosen shall hold office for a term expiring at the Annual Meeting at which the term of office of the class to which such director has been added expires and until such director's successor has been duly elected and qualified.

BUSINESS EXPERIENCE

     The following information is provided as of February 28, 1997, for each executive officer or director named in the management table, other than the three nominees for election as director of the Company:

     Frank J. Galvin has served as Executive Vice President, Operations of the Company and U.S. Can since February 1991. From April 1987 to February 1991, Mr. Galvin served as Senior Vice President, Sales and Marketing for U.S. Can. Prior thereto, Mr. Galvin served as General Manager of the Midwest Division of Continental Can Company, USA, Inc. ("CCC"). Mr. Galvin's other positions at CCC included Director of Finance for Central Operations and National Sales Manager for the General Packaging Division.

     Timothy W. Stonich has served as Executive Vice President, Finance and Chief Financial Officer of the Company and U.S. Can since December 1992. From July 1987 to December 1992, Mr. Stonich served as Senior Vice President, Finance of the Company and U.S. Can and Chief Financial Officer of U.S. Can. He has served as Secretary of the Company and U.S. Can since February 1991. Mr. Stonich's previous positions include Senior Vice President and Chief Financial Officer of Linc Financial Services, Inc., Chicago, a lessor of medical and telecommunications equipment; Treasurer of the Marmon Group, a diversified manufacturing company; Vice President and General Manager of Pullman Leasing Company, a company engaged in the full service leasing of railcars; and Commercial Banking Officer with Harris Trust and Savings Bank.

     Charles E. Foster has served as Senior Vice President, Custom and Specialty Products of U.S. Can since February 1996. Mr. Foster had served as Vice President and Group Executive, Custom and Specialty Products of U.S. Can from April 1994 to February 1996. From 1985 until April 1994, Mr. Foster served as President of Ellisco Inc., a division of CSS Industries, Inc.

     Lawrence T. Messina has served as Senior Vice President, International of U.S. Can since February 1996. Mr. Messina had served as Vice President, Western and Machine Center Operations since September 1994, and Group Executive overseeing U.S. Can's International operations since December 1995. Mr. Messina has also served as Vice President and General Manager, Paint and Oblong from April 1992 to September 1994, and as Director of Operations for U.S. Can's Commerce and Bayside, California plants from 1990 to 1992. Mr. Messina joined U.S. Can in March 1988 as Area Sales Director, U.S. Can West.

     Peter J. Andres has served as U.S. Can's Treasurer since September 1987, Vice President since January 1988, and Assistant Secretary since January 1990. He has served as Vice President, Treasurer and Assistant Secretary of the Company since January 1990. From March to August 1987, Mr. Andres served as Director of Financial Services of U.S. Can. Prior to joining U.S. Can, Mr. Andres held a number of financial and sales positions during his 18-year tenure with American Can.

     Anthony F. Bonadonna has served as Vice President, Human Resources of U.S. Can since July 1994. Mr. Bonadonna served as Vice President, Human Resources for Kraft General Foods' Commercial Products Group from 1990 through 1994. Prior to that, Mr. Bonadonna was Corporate Director, Industrial Relations of Miller Brewing Company from 1984 to 1990.

     John R. McGowan has served as Vice President and Controller of U.S. Can since August 1989. Mr. McGowan joined U.S. Can in May 1987 and served as Vice President, Planning for U.S. Can from September 1987 to July 1989. Prior to joining U.S. Can, Mr. McGowan held a number of financial and management positions during his 25-year tenure with CCC. Mr. McGowan was employed in CCC's general packaging operations as Division Manager, Finance from February to May 1987 and from February 1982 to January 1987, as Division Controller.

     Calvin W. Aurand, Jr. has served as a director of the Company since February 1995. In April 1995, Mr. Aurand retired as Chairman of the Board of Banta Corporation ("Banta"), Menasha, Wisconsin, a printing company where he was employed for over five years. Mr. Aurand also served as President and Chief Executive Officer of Banta. Prior to joining Banta, Mr. Aurand was President and Chief Operating Officer of American Bank Note Company, New York; President and Chief Executive Officer of Charles P. Young Company, New York; President and Chief Operating Officer of Stecker-Traung-Schmidt Corporation, Detroit; and had held key financial positions in Bemis Company, Minneapolis. Mr. Aurand is a director of Riverside Paper Corp., Schiele Graphics Corp., and Deluxe Corp.

     Ricardo Poma has served as a director of the Company since 1983. Mr. Poma is Managing Partner and Chief Executive Officer of Poma Hermanos de C.V., a family holding company involved in automobile distribution, hotels, real estate development and manufacturing. Mr. Poma has held this position since June 1979. Mr. Poma is also Vice Chairman of International Bancorp of Miami, Inc.; a member of the Advisory Board of Bain Capital, an investment fund; and President of the School for Economics and Business, a private university in El Salvador.

     Michael J. Zimmerman has served as a director of the Company since December 1992. Mr. Zimmerman is a Senior Vice President of Continental Grain Company and President of its ContiInvestments business unit. Prior to May, 1996 he was a Managing Director of Salomon Brothers and Salomon Brothers Holding Company from 1985 to 1996 and an employee of Salomon Brothers since 1976.

     Carl Ferenbach has served as a director of the Company since 1983. Mr. Ferenbach is the Managing Director of Berkshire Partners LLC. From March 1986 until June 1996, he was a general partner of Berkshire Partners, Boston, Massachusetts, a private partnership sponsoring and investing in private company acquisitions and recapitalizations and managing four investment funds. Mr. Ferenbach also serves as a director of Wisconsin Central Transportation Corporation; Tranz Rail Holdings Limited, a holding company that owns Trans Rail Limited, which is the principal provider of rail transportation services in New Zealand; NPR, Inc., which operates container ships between Puerto Rico and the United States; Castle Tower Corporation, which provides site locations and services to the wireless communications industry; and English, Welsh and Scottish Railways Ltd., which controls certain freight rail assets in the United Kingdom. He was, until its sale in 1994, a director and Chairman of the Board of Loveshaw Corp., a privately held corporation engaged in the manufacture of packaging equipment. Mr. Ferenbach also served as a director of Community Capital Bank until his resignation in December of 1994.

     Francisco A. Soler has served as a director of the Company and U.S. Can since 1983. Mr. Soler is Chairman of International Bancorp of Miami, Inc. and HBS Finance Corporation. Mr. Soler has held these positions since 1985 and 1974, respectively. Mr. Soler is also Vice-Chairman of All-American Bottling Corporation, a privately held corporation, Chairman of the Harbour Club Ltd., London, England, director of Harbour Club Milano Spa., and Chairman of Northern Star Ski Corporation, East Burke, Vermont.

INFORMATION ABOUT THE BOARD OF DIRECTORS

     The Board of Directors of the Company held 11 meetings in 1996. The Board has a standing Audit Committee, Compensation and Management Development Committee, Nominating and Corporate Governance Committee and Finance Committee. From time to time, the Board also forms pricing committees in connection with capital market transactions. During 1996, no director (other than Mr. Ferenbach) attended fewer than 75% of the aggregate of (1) all meetings of the Board of Directors held while he was serving as a director and (2) all meetings of any committee held while he was a member of such committee.

     Audit Committee. The Audit Committee consists of Dean Bailar (Chairman) and Messrs. Aurand, Connolly and Poma, each of whom is a non-employee director. Among the Committee's functions are making recommendations to the Board of Directors regarding the continued engagement of independent auditors, reviewing with the independent auditors and the Company's financial management the financial statements and results of the audit engagement, reviewing the adequacy of the Company's system of internal accounting controls and reviewing and approving audit and nonaudit fees. The Audit Committee held four meetings in 1996.

     Compensation and Management Development Committee. The Compensation and Management Development Committee consists of Mr. Ferenbach (Chairman), Dean Bailar and Messrs. Connolly and Soler, each of whom is a non-employee director. The Compensation and Management Development Committee develops and administers the compensation programs for the Company's executive officers and other salaried employees. The Compensation and Management Development Committee also works with the Chief Executive Officer in the assessment of the organization's effectiveness, leadership depth and the development of highly valued executives and other managers throughout the Company. The Compensation and Management Development Committee held one meeting in 1996.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Mr. Poma (Chairman) and Messrs. Aurand, Ferenbach and Smith. All of the members (other than Mr. Smith) are non-employee directors. The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors concerning the size and composition of the Board of Directors, the qualifications of potential new directors and the formation of a slate of directors to stand for election at each Annual Meeting of Stockholders. The Nominating and Corporate Governance Committee will consider Board nominees recommended by stockholders who comply with the Company's advance notice requirements and Securities and Exchange Commission rules. The Nominating and Corporate Governance Committee also advises the Board on the Company's relations with its stockholders and all matters concerning corporate governance to the extent these matters are not the responsibility of other committees. The Nominating and Corporate Governance Committee held three meetings in 1996.

     Finance Committee. The Finance Committee consists of Mr. Soler (Chairman) and Messrs. Ferenbach, Poma and Zimmerman, each of whom is a non-employee director. The Finance Committee makes recommendations to the Board of Directors regarding current and projected capital requirements, capital market transactions and other financial matters. The Finance Committee held one meeting in 1996.

COMPENSATION OF DIRECTORS

     Non-employee directors of the Company receive annual retainers of $20,000, meeting fees of $3,500 for each Board of Directors meeting attended, meeting fees of $1,000 for each telephonic Board meeting in which a director participates, and meeting fees of $1,500 for each Board Committee meeting attended. Each director is reimbursed for reasonable expenses incurred in connection with services provided as a director.

                             EXECUTIVE COMPENSATION

     The following tables set forth (a) the compensation paid or accrued by the Company and U.S. Can to the Chief Executive Officer ("CEO") and each of the four most highly compensated executive officers of the Company, other than the CEO, serving at December 31, 1996, as well as Raymond J. Parker who served as an executive officer until September 1, 1996 (the "named executive officers"), for services rendered to the Company and its subsidiaries in all capacities during fiscal years 1996, 1995 and 1994, (b) certain information relating to restricted stock awards made to named executive officers in 1995 and 1996, (c) certain information relating to option grants made to named executive officers in 1994, and (d) certain information relating to options held by the named executive officers at December 31, 1996. Neither the Company or U.S. Can made any grants of freestanding stock appreciation rights ("SARs") in fiscal years 1996, 1995 or 1994, nor did the Company or U.S. Can make any awards in fiscal years 1996, 1995 or 1994 under any long-term incentive plan ("LTIP").

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                                                ---------------------------------
                                                                                        AWARDS            PAYOUTS
                                              ANNUAL COMPENSATION               -----------------------   -------
                                      ------------------------------------      RESTRICTED   SECURITIES
                                                              OTHER ANNUAL        STOCK      UNDERLYING    LTIP      ALL OTHER
                                       SALARY     BONUS       COMPENSATION        AWARDS      OPTIONS/    PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR      ($)        ($)            ($)             ($)(B)      SARs (#)      ($)         ($)
----------------------------  ----     ------     -----       ------------      ----------   ----------   -------   ------------
William J. Smith............  1996    $800,000    none          $129,494(a)       none         none       none        $350,000(c)
  President and Chief         1995    $800,000    none          $111,556(a)       none         none       none        $350,000(c)
  Executive Officer           1994    $800,000    none          $114,952(a)       none         none       none        $350,000(c)

Frank J. Galvin.............  1996    $295,769   $80,250(d)     $ 10,445(e)       none         none       none        $ 31,189(f)
  Executive Vice President,   1995    $275,000    none          $ 10,445(e)      $431,250      none       none        $ 27,603(f)
  Operations and              1994    $264,711   $75,000        $  9,834(e)       none         none       none        $ 30,106(f)
  Assistant Secretary

Timothy W. Stonich..........  1996    $256,081   $80,250(d)     $ 10,445(e)       none         none       none        $ 27,572(f)
  Executive Vice President,   1995    $235,000    none          $ 10,445(e)      $431,250      none       none        $ 23,979(f)
  Finance, Secretary and      1994    $224,711   $90,000        $  9,834(e)       none         none       none        $ 25,935(f)
  Chief Financial Officer

Charles E. Foster(g)........  1996    $187,002   $57,688(d)      none            $ 81,250      none       none        $ 68,583(f)
  Senior Vice President,      1995    $178,970    none           none            $ 71,875      none       none        $ 12,008(f)
  Custom and Specialty        1994    $137,981   $35,000         none                none      20,000     none        $  9,871(f)
  Products

Anthony F. Bonadonna(h).....  1996    $169,904   $57,688(d)     $  5,748(e)      $ 48,750      none       none        $ 17,267(f)
  Vice President,             1995    $163,385    none          $  5,741(e)      $ 57,500      none       none        $ 12,303(f)
  Human Resources             1994    $ 78,096   $25,000        $  2,700(e)       none         20,000     none        $  5,977(f)

Raymond J. Parker...........  1996    $169,952   $35,125(d)     $  5,748(e)      $ 48,750      none       none        $ 18,134(f)
  Vice President,             1995    $167,500    none          $  5,416(e)      $ 57,500      none       none        $ 14,477(f)
    Engineering,              1994    $157,115   $33,000         none                none      none       none        $ 16,934(f)
  USC Europe(i)

-------------------------
(a) Mr. Smith's perquisites and other personal benefits totalled $78,595 in 1996. $21,600 of this amount was for an airline travel pass. No other perquisite or personal benefit received by Mr. Smith had a value in excess of 25% of his total perquisites and other personal benefits for 1996. $50,899 of the amount shown represents the amount reimbursed in 1996 for the payment of taxes in respect of perquisites and personal benefits. Mr. Smith's perquisites and other personal benefits totalled $66,365 in 1995. $21,738 of this amount was for housing and related expenses, and $21,600 was for an airline travel pass. No other perquisite or personal benefit received by Mr. Smith had a value in excess of 25% of his total perquisites and other personal benefits for 1995. $45,191 of the amount shown represents the amount reimbursed in 1995 for the payment of taxes in respect of perquisites and personal benefits. Mr. Smith's perquisites and other personal benefits totalled $68,928 in 1994. $22,184 of this amount was for housing and related expenses, and $21,600 was for an airline travel pass. No other perquisite or personal benefit received by Mr. Smith had a value in excess of 25% of his total perquisites and other personal benefits for 1994. $46,024 of the amount shown represents the amount reimbursed in 1994 for the payment of taxes in respect of perquisites and personal benefits.

(b) On December 31, 1996, Messrs. Smith, Galvin, Stonich, Foster, Bonadonna and Parker held 430,663, 56,998, 73,197, 10,000, 7,000 and 24,339 shares, respectively, of restricted Common Stock having a market value, based on the closing price of the Common Stock on such date, of $7,267,438, $961,841, $1,235,199, $168,750, $118,125 and $410,721, respectively.

(c) The amount shown represents the premium paid by U.S. Can pursuant to the Nonqualified Supplemental Benefit Plan for William J. Smith (the "Nonqualified Supplemental Benefit Plan"). The Nonqualified Supplemental Benefit Plan provides certain pre-retirement death benefits and postretirement annuity benefits. Its principal provisions establish a lump-sum death benefit, payable if Mr. Smith dies prior to retirement, equal to four times Mr. Smith's annual base salary in effect on the date immediately preceding his death, and an annual supplemental retirement benefit, payable at increasing rates between

    20% and 50% of his final annual base salary if Mr. Smith retires between ages 66 and 72. The retirement benefits will be payable, upon Mr. Smith's death, to Mr. Smith's spouse during her lifetime. The principal source for payment of the death benefit is a life insurance policy on Mr. Smith's life in the face amount of $4 million which he has purchased and on which U.S. Can is currently paying the premium. U.S. Can may use the insurance policy as a source for paying the supplemental retirement obligation to Mr. Smith and his surviving spouse, and Mr. Smith will be required to transfer ownership of the policy to U.S. Can at the time of his retirement after reaching age 72.

(d) The 1996 bonuses for Messrs. Galvin, Stonich, Foster, Bonadonna and Parker include 2,000, 2,000, 1,500, 1,500 and 1,000 shares of restricted stock, respectively, awarded in February 1997, valued at $15 1/8 per share, the closing price of the Common Stock on the award date.

(e) The amounts shown for Messrs. Galvin, Stonich, Bonadonna and Parker represent amounts reimbursed in 1996, 1995 and 1994 for the payment of taxes in respect of perquisites and personal benefits. No perquisites or other personal benefits have been reported for 1996, 1995 or 1994 for Messrs. Galvin, Stonich, Foster, Bonadonna and Parker because the aggregate amount of perquisites and personal benefits is less than the lower of $50,000 and ten percent of the total annual salary and bonus reported for each such named executive officer.

(f) U.S. Can has made these contributions or payments for the benefit of the executive to U.S. Can's Salaried Employees Savings and Retirement Accumulation Plan ("SRAP") and pursuant to two nonqualified plans in respect of fiscal years 1996, 1995 and 1994. Included in the 1996, 1995 and 1994 amounts for Messrs. Galvin and Stonich, and in the 1996 and 1995 amounts for Messrs. Bonadonna and Parker, are premium payments made by U.S. Can on whole life insurance with adjustable term protection for these named executive officers under a non-qualified plan that supplements U.S. Can's regular 401(k) plan. Under this plan, each named executive officer may have U.S. Can withhold from his earnings an amount equal to the maximum withholding amount under U.S. Can's qualified plan, offset by his qualified contributions (which were limited to $9,500 in 1996). U.S. Can guarantees an 8% rate of return on each executive's excess contributions made under this plan if he retires at age 55 or older or a 5% rate of return if he retires before age
    55. U.S. Can purchases, owns and is the beneficiary on a life insurance policy for the executive. U.S. Can pays the executive an annual retirement benefit for 15 years and will use the cash value of each policy to pay this benefit. If an executive dies prior to retirement, U.S. Can will pay the executive's beneficiary an annual survivor benefit for 15 years. Also included in the 1996, 1995 and 1994 amounts for Messrs. Galvin, Stonich and Parker, and the 1996 and 1995 amounts for Messrs. Foster and Bonadonna, are U.S. Can contributions to a nonqualified benefit replacement plan. Under this plan, U.S. Can accrues money for retirement contributions that could not be allocated to the named executive's SRAP account because of Internal Revenue Service limits. The accruals earn interest equivalent to the greater of the rate of return yielded by one of two of the SRAP investment funds. A lump sum benefit is payable upon termination or death. The amount shown for Mr. Foster for 1996 also includes housing expenses paid for by the Company.

(g) Mr. Foster was not an employee of the Company or U.S. Can at any time prior to March 30, 1994, and therefore no compensation information is provided for the first three months of 1994.

(h) Mr. Bonadonna was not an employee of the Company or U.S. Can at any time prior to July 11, 1994, and therefore no compensation information is provided for the first six months of 1994.

(i) Mr. Parker was formerly Vice President, Technology and Facilities of U.S. Can. He currently serves as Vice President, Engineering of U.S. Can's European operations ("USC Europe").

                    AGGREGATED OPTION/SAR EXERCISES IN 1996
                       AND 1996 FY-END OPTION/SAR VALUES

                                                                   NUMBER OF SECURITIES
                                                                        UNDERLYING
                                                                       UNEXERCISED          VALUE OF UNEXERCISED
                                                                     OPTIONS/SARs AT            IN-THE-MONEY
                                                                          FY-END           OPTIONS/SARs AT FY-END
                                                                           (#)                     ($)(A)
                               SHARES ACQUIRED                     --------------------    ----------------------
                                 ON EXERCISE     VALUE REALIZED        EXERCISABLE/             EXERCISABLE/
            NAME                     (#)              ($)             UNEXERCISABLE            UNEXERCISABLE
            ----               ---------------   --------------       -------------            -------------
William J. Smith.............       None              N/A              70,478/4,522           $303,936/$19,501
Frank J. Galvin..............       None              N/A              86,684/3,316           $578,825/$14,300
Timothy W. Stonich...........       None              N/A              72,287/2,713           $561,738/$11,700
Charles E. Foster(b).........       None              N/A              13,360/6,640                N/A
Anthony F. Bonadonna(b)......       None              N/A              12,106/7,894                N/A
Raymond J. Parker............       None              N/A              26,445/1,055           $154,044/$ 4,550

-------------------------
(a) This amount is the aggregate of the number of in-the-money options multiplied by the difference between the mean of the high and low trading prices of the Common Stock on the New York Stock Exchange on December 31, 1996 (the last trading session in 1996), and the exercise price for that option.

(b) Mr. Foster's and Mr. Bonadonna's options were not in-the-money at fiscal year-end 1996 and, therefore, no fiscal year-end values are shown.

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with William J. Smith (the "Smith Agreement"), pursuant to which the Company will employ Mr. Smith as Chief Executive Officer of the Company through June 30, 1998, at an annual base salary of $800,000, together with the same benefits referenced in the Summary Compensation Table herein, and additional benefits under the Nonqualified Supplemental Benefit Plan. The Smith Agreement provides that, should the Company decide to terminate Mr. Smith's employment without cause, he will be entitled to receive his base salary and the benefits described above for a period of three years or through June 30, 1998, whichever is less. Mr. Smith is also entitled to disability benefits equal to two years of base salary.

     U.S. Can has entered into employment agreements with Messrs. Galvin and Stonich. The employment agreements will continue in effect until terminated by U.S. Can or the employee. U.S. Can has agreed to pay Mr. Galvin at his current base salary of $300,000 per year during the term of his agreement, and Mr. Stonich at his current base salary of $260,000 per year during the term of his agreement, together with the same benefits provided to other officers of U.S. Can. Messrs. Galvin and Stonich each may voluntarily terminate his employment at any time, upon 30 days' written notice to U.S. Can. U.S. Can may also terminate the employment agreements upon 30 days' written notice, but if U.S. Can terminates either Mr. Galvin's or Mr. Stonich's employment without cause, U.S. Can must pay a severance allowance to the departing employee equal to 24 months of such employee's base salary and insurance benefits. Messrs. Galvin and Stonich or their designated beneficiaries will also be entitled to receive up to two years of base salary upon permanent disability or death. In addition, the agreements require Messrs. Galvin and Stonich to refrain from disclosing confidential information acquired in connection with their employment at U.S. Can and to abstain from competing with U.S. Can during the term of employment and for a period of two years thereafter upon termination.

     U.S. Can entered into an employment agreement with Mr. Foster in connection with its acquisition of Ellisco. This agreement remains in effect until March 30, 1997, unless earlier terminated by U.S. Can or Mr. Foster. U.S. Can has agreed to pay Mr. Foster at his current base salary of $187,000 per year during the term, together with the same benefits provided to other officers of U.S. Can. Mr. Foster may voluntarily terminate his employment at any time upon 30 days' written notice to U.S. Can. U.S. Can may also terminate this employment agreement with cause, effective immediately, or without cause, effective 30 days after written notice to Mr. Foster. If U.S. Can terminates Mr. Foster's employment without cause, Mr. Foster is eligible to receive severance payments equal to the greater of the base salary Mr. Foster would receive if he served the full three-year term of his agreement or the severance payments he would otherwise receive under U.S. Can's severance pay plan then in effect for similarly situated employees. In addition, this agreement requires Mr. Foster to refrain from disclosing confidential information acquired in connection with his employment at U.S. Can and, unless terminated by U.S. Can without cause, to abstain from competing with U.S. Can during the term of employment and for a period of two years thereafter.

     U.S. Can entered into an employment agreement with Mr. Bonadonna when he joined U.S. Can. This agreement will continue in effect until terminated by Mr. Bonadonna or U.S. Can. U.S. Can has agreed to pay Mr. Bonadonna at his current base salary of $180,000 per year during the term, together with the benefits received by other officers of U.S. Can. Mr. Bonadonna may unilaterally terminate his employment with U.S. Can, effective 30 days after written notice to U.S. Can. Mr. Bonadonna's employment may also be terminated by U.S. Can without cause, effective 30 days after written notice to Mr. Bonadonna, or with cause, effective immediately. If U.S. Can or its successor or assignee terminate Mr. Bonadonna's employment without cause for any reason other than total and permanent disability, Mr. Bonadonna will receive 18 months' severance pay and certain insurance benefits. If Mr. Bonadonna ceases to be employed due to total and permanent disability he will be entitled to receive severance pay in an amount that, together with any disability insurance pay he receives, equals the severance pay he would otherwise have received if he were terminated without cause for any reason other than total and permanent disability. In the event of Mr. Bonadonna's death while employed by U.S. Can his designated beneficiary or estate would be entitled to receive a death benefit equal to one and a half times his base salary in effect prior thereto. In addition, Mr. Bonadonna's employment agreement requires him not to compete with U.S. Can or disclose U.S. Can's confidential information for certain time periods following termination of his employment.

CHANGE-IN-CONTROL AGREEMENTS

     The Company and U.S. Can have entered into change-in-control agreements with each of the named executive officers, other than the Chief Executive Officer, which provide certain benefits to a named executive officer terminated or constructively terminated within two years following a change in control. A change in control is defined as the acquisition by any person or group of 20% or more of the Common Stock, a merger or consolidation in which the Company does not survive as an independent company, a sale of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company. Under these agreements, a named executive officer is deemed to have been constructively terminated if he is assigned any duties inconsistent in any material respect with his duties before a change in control, or the Company takes any other action which results in a diminution in any material respect of the named executive's position, authority, duties or responsibilities that were in effect before a change in control. The change-in-control agreements with Messrs. Galvin and Stonich provide that, if the executive is terminated or constructively terminated within two years following a change in control, the vesting of all his restricted stock awards will be accelerated to the effective date of such termination. The change-in-control agreements with Messrs. Foster, Bonadonna and Parker provide that, if the executive is terminated or constructively terminated within two years following a change in control, the vesting of all his restricted stock awards will be accelerated to the effective date of such termination, he will receive severance pay equal to two times the greater of his base salary then in effect or his base salary in effect before the change in control, he will receive a pro-rated bonus for the year in which terminated or constructively terminated based upon the actual number of days he worked and he will continue to receive the same health and welfare benefits he received at any time within 120 days of the change in control for two years following the date of such termination.

1997 EQUITY INCENTIVE PLAN

     The Board of Directors of the Company has adopted the 1997 Equity Incentive Plan (the "Plan"). The Plan will be administered by the Board of Directors and the Compensation and Management Development Committee of the Board. Under the terms of the Plan, the Board of Directors will be authorized to grant stock options ("Options"), stock appreciation rights ("SARs") and shares of restricted stock ("Restricted Shares") to directors, officers, and other key executives, employees, consultants and independent contractors of the Company and any of its subsidiaries ("Participants"). The Board has delegated to the Compensation and Management Development Committee the administration of stock options issued under the Plan.

     Options granted under the Plan may only be Nonqualified Stock Options ("NSOs"). Incentive stock options intended to meet the requirements defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may not be issued under the Plan. The price per share of Common Stock at which each Option is exercisable (the "option price") will be determined by the Board of Directors at the time of grant, but may not be less than 100% of the fair market value of the Common Stock on the date the Option is granted. Options are exercisable at such time and under such conditions as are set forth in the Option grant.

     The Board of Directors may grant SARs to Participants in connection with any Option granted under the Plan, either at the time of the grant of such Option or at any time thereafter during the term of the Option. Such SARs cover the same shares covered by the related Option and are subject to the same terms and conditions as the related Option and such further terms and conditions as are determined by the Board of Directors. An SAR entitles the holder of the related Option to surrender to the Company the amount equal to the excess of the Market Value (as defined in the Plan) of a share of Common Stock on the date of exercise over the option price times the number of shares covered by the Option, or portion thereof, which is surrendered.

     Under the Plan, the Board of Directors may also grant Restricted Shares to Participants. Participants who receive Restricted Shares will have all the rights of stockholders with respect to such shares, including the right to vote the shares and receive all dividends or other distributions made or paid with respect to such shares. Restricted Shares will be subject, at the date of grant, to a substantial risk of forfeiture, for a period determined by the Board of Directors.

     The number of shares of Common Stock that may be issued or transferred under the Plan upon the exercise of Options or SARs or as Restricted Shares and released from substantial risks of forfeiture thereof, may not exceed 400,000. The Board is authorized to make appropriate adjustments to prevent dilution or enlargement of the rights of Participants that otherwise would result from specified corporate transactions.

     The Plan has a term of ten years and may be amended by the Board.

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

     To: The Board of Directors

     The Compensation and Management Development Committee of the Board of Directors (the "Committee") is composed entirely of directors who have never served as officers of the Company. Among other things, the Committee develops and administers the compensation programs for the Company's executive officers. After consideration of the Committee's recommendations, the entire Board of Directors reviews and approves the salaries and bonuses and the stock and benefit programs for the Company's executive officers. In 1996, the Board approved the Committee's recommendations in all material respects.

     Compensation Philosophy. The goals of the Company's executive compensation programs are to relate total compensation for senior management to the achievement of short- and long-term corporate goals and objectives; to align the executive officers' financial interests with those of shareholders to the extent practicable; and to attract and retain key executives and to provide fair compensation for the responsibilities undertaken. These goals are met through a combination of salary, annual bonuses, restricted stock, a stock purchase plan, stock options and other benefits. In evaluating the Company's compensation and benefit programs, the Committee employs the services of an outside compensation consultant.

     The Committee focuses on three measures of the Company's operating performance -- operating income, working capital and earnings per share -- in determining the salaries and bonuses for the executive officers, other than the Chief Executive Officer ("CEO"). Salaries and bonuses for these officers are a function of the Company's operating performance relative to budgeted goals. In addition, all executive officers' financial interests are aligned with stockholders' interests through present stock ownership and outstanding options and restricted stock, and through the potential grant of additional options or restricted stock pursuant to the 1995 and 1997 Equity Incentive Plans. Executive Officers also have the opportunity, together with all other salaried and certain other employees, to purchase additional shares on advantageous terms under the 1997 Employee Stock Purchase Plan.

     The Committee works with the CEO to determine the base salary of the other executive officers, to establish targets for the annual bonus program and to allocate the bonus pool among the executive officers (other than the CEO, who does not participate in this program). The Committee also determines the CEO's base salary, as discussed hereinafter. In the fourth quarter of each year, the Committee establishes certain budgeted objectives for operating income, working capital and earnings per share. The total amount allocated to the annual bonus pool is dependent upon the degree to which budgeted goals are achieved.

     The Committee is authorized to make grants of stock options to executive officers, subject to ratification by the Board of Directors. The Committee normally approves grants in connection with significant corporate events. The 1993 option grants to executive officers were made in connection with the Company's initial public equity offering (the "IPO"). In determining the size of option grants, the Committee considers the impact of the grants on existing shareholders' stock ownership positions and the prospective value of the options as a performance incentive. The number of options previously awarded to executive officers is reviewed and is one factor in determining the size of additional option grants.

     The Committee is also authorized to make grants of restricted stock to executive officers, subject to ratification by the Board of Directors. During 1996, the Committee recommended and the Board of Directors approved grants of restricted stock to each of the executive officers, other than Messrs. Smith, Galvin and Stonich, subject to a five-year vesting period. The Committee made this recommendation following its annual evaluation of executive officer compensation in order to more closely align these executive officers' interests with those of the Company's other shareholders and provide an additional incentive for these executive officers to remain with the Company on a long-term basis.

     Chief Executive Officer Compensation. The Committee has developed a compensation program for William J. Smith, the CEO, that takes into consideration his significant ownership of the Company's stock, the value of his options to purchase additional shares, his role in working with the Committee to set annual goals for the incentive plans and the total salary and incentive compensation provided to chief executives of similar companies. However, the Committee does not target a specific percentile range within this group of similar companies' chief executive compensation in determining the CEO's compensation. Based upon these considerations, in March 1993, the Committee recommended and the Board of Directors approved a five-year employment agreement with the CEO under which he will be compensated at an annual base salary for the term of the agreement. The Committee believes Mr. Smith's beneficial ownership of approximately 4.55% of the Common Stock outstanding (as of December 31, 1996) substantially aligns his interests with those of other shareholders.

     Tax Considerations. To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executive officers of various payments and benefits. Some types of compensation and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive officer's vesting or exercise of previously granted rights. Interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the deductibility of compensation. For these and other reasons, the Committee will not necessarily and in all circumstances limit executive compensation to the deductible under Section 162(m) of the Internal Revenue Code. The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                                   Compensation and Management
                                   Development Committee

                                   Carl Ferenbach, Chair
                                   Benjamin F. Bailar
                                   Francisco A. Soler
                                   Eugene B. Connolly, Jr.

PERFORMANCE GRAPH

     The following graph shows the changes in the value of $100 invested since March 8, 1993 (the date trading began in connection with the Company's initial public offering), in the Common Stock, the CRSP Total Return Index for the NYSE Market (U.S. Companies) and for a self-determined peer group.

                                 [LINE GRAPH]

                       3/8/93 3/31/93 6/30/93 9/30/93 12/31/93 3/31/94 6/30/94 9/30/94 12/30/94 3/31/95 6/30/95 9/29/95  12/29/95
U.S. Can Corporation   100.00  109.38  125.00  133.33  129.17   147.92  150.00  135.42  158.33   177.08  130.21  111.46   112.50

NYSE U.S. Companies    100.00   99.87  100.41  103.60  105.44   101.45  101.43  106.20  105.40   114.92  124.62  135.17   142.87

Peer Group             100.00   97.18   93.03   91.13  103.29    95.19   91.73   95.77   96.53   110.97  123.38   98.03   102.33

                      3/29/96 6/28/96 9/30/96 12/31/96
U.S. Can Corporation   141.67  135.42  134.38  140.63

NYSE U.S. Companies    151.17  156.98  161.39  173.23

Peer Group             118.20  110.35  111.22  130.17


-------------------------
NOTES
(1) Assumes that all dividends were reinvested.

(2) The CRSP Total Return Index for the NYSE Market (U.S. Companies) is an index compiled by the Center for Research in Security Prices ("CRSP") at the University of Chicago Graduate School of Business.

(3) This peer group is comprised of Crown Cork & Seal Inc., Ball Corp., Continental Can Co., Inc. and BWAY Corp. Each of these companies conducts business operations in the general packaging, food and/or beverage segments of the metal container industry.

                              RELATED TRANSACTIONS
U.S. CAN

     U.S. Can and the Company have agreed that U.S. Can will pay the Company's operating expenses, which consist primarily of meeting expenses and directors' fees for the Company's directors. U.S. Can made payments to the Company for such expenses of approximately $412,000 in 1996.

     Various amounts were loaned to the Company by U.S. Can prior to 1994 to fund various transactions of the Company. The loans became repayable to U.S. Can in minimum annual installments of $850,000 beginning in March 1992, with a final payment in December 1998, or until all amounts are repaid in full, if earlier. The Company has been making such annual payments in the form of Common Stock contributions into U.S. Can's Salaried Employees Savings and Retirement Accumulation Plan. Amounts due from the Company are included as "Long-Term Receivable from Parent" in U.S. Can's balance sheet, net of the amount classified as current. At December 31, 1996, the balance of this receivable was approximately $622,000. In March 1996, the Company contributed shares of Common Stock, valued at approximately $425,000, into the SRAP as partial payment of this debt. In March 1997, the Company will contribute to the SRAP shares of Common Stock, valued at approximately $850,000, that will extinguish this inter-company debt. Approximately 30,000 shares were reacquired by the Company in open market purchases in order to make this March 1997 contribution. Additional shares may be reacquired from time to time in the future in order to make additional contributions to the SRAP.

     Salomon Brothers has acted as adviser to the Company and during the last two fiscal years the Company paid Salomon Brothers $833,000 in investment banking, underwriting and advisory fees. In addition the Company paid Salomon Brothers an advisory fee of $811,112 in connection with the USC Europe acquisition and Salomon Brothers received a purchase price discount totalling $4,640,625 as an initial purchaser in connection with the Company's $275 million senior subordinated note offering in 1996.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of February 28, 1997 (unless otherwise indicated by footnote), the number and percentage of shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director of the Company, (iii) each named executive officer and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated in a footnote, each person possesses sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the business address of each person is 900 Commerce Drive, Oak Brook, Illinois 60521.

                                                                SHARES OF COMMON STOCK
                                                                  BENEFICIALLY OWNED
                                                                ----------------------
            NAME AND ADDRESS OF BENEFICIAL OWNER                 NUMBER        PERCENT
            ------------------------------------                 ------        -------
The Prudential Insurance Company of America.................    1,300,800(1)   10.01%
751 Broad Street
Newark, New Jersey 07102-3777
David L. Babson and Company Incorporated....................    1,217,700(2)    9.37%
One Memorial Drive
Cambridge, Massachusetts 02142-1300
Salomon Brothers Inc........................................    1,200,000       9.23%
Seven World Trade Center
New York, New York 10048
Ricardo Poma(3)(4)..........................................      918,000       7.06%
Lomas de San Francisco
San Salvador, El Salvador
President and Fellows of Harvard College....................      855,500(5)    6.58%
c/o Harvard Management Company, Inc.
600 Atlantic Avenue
Boston, MA 02210
     and
The Harvard University Master Trust Fund
1350 Massachusetts Avenue
Cambridge, MA 02138
William J. Smith(3)(6)......................................      574,276(7)    4.39%
Francisco A. Soler(3)(8)....................................      422,100       3.25%
Harbour Club
Watermeadow Lane
London SW6 2RR
Carl Ferenbach(3)...........................................       82,992           *
One Boston Place
Boston, Massachusetts 02108
Benjamin F. Bailar(5).......................................       35,000(9)        *
Old Kent Bank-Chicago, Trustee
233 South Wacker Drive
Chicago, Illinois 60606
Calvin W. Aurand, Jr.(3)....................................        1,500           *
225 Main Street
Menasha, Wisconsin 54952
Eugene B. Connolly, Jr.(3)..................................        1,000           *
c/o USG Corporation
125 South Franklin Street
Chicago, Illinois 60606
Michael J. Zimmerman(3).....................................        1,000           *
c/o Continental Grain Company
277 Park Avenue
New York, New York 10172

                                                                SHARES OF COMMON STOCK
                                                                  BENEFICIALLY OWNED
                                                                ----------------------
            NAME AND ADDRESS OF BENEFICIAL OWNER                 NUMBER        PERCENT
            ------------------------------------                 ------        -------
Frank J. Galvin(6)..........................................      151,061(10)   1.15%
Timothy W. Stonich(6).......................................      151,704(11)   1.16%
Charles E. Foster(6)........................................       25,696(12)       *
Anthony F. Bonadonna(6).....................................       21,442(13)       *
Raymond J. Parker(6)........................................       53,285(14)       *
All directors and executive officers as a group (15             2,498,105(15)  18.76%
  persons)..................................................

-------------------------
  * The percentage of shares beneficially owned does not exceed 1% of the Common Stock.

 (1) The Prudential Insurance Company of America ("Prudential") has sole voting and dispositive power over 837,000 of these shares, and shared voting and dispositive power over 463,800 of these shares. These shares are held for the benefit of Prudential's clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This information is taken from Prudential's Amendment No. 2 to Schedule 13G dated March 10, 1997, and is as of February 28, 1997.

 (2) David L. Babson and Company Incorporated ("DLB") has sole voting power over 554,300 of these shares and shared voting power over 663,400 of these shares. DLB has sole dispositive power over all of these shares. These shares are owned by numerous investment counselling clients. This information was taken from DLB's Schedule 13G dated February 7, 1997, and is as of December 31, 1996.

 (3) The named individual is a director of the Company.

 (4) Salcorp Ltd. ("Salcorp") is the record holder of 340,000 of these shares and Katsura, S.A. ("Katsura") is the record holder of 60,000 of these shares. Mr. Poma is the sole stockholder of both Salcorp and Katsura, and is therefore deemed the beneficial owner of these shares. The remaining 518,000 shares are owned by Barcel Corporation ("Barcel"). Mr. Poma is the Trustee for United Capital Trust, a family trust which owns all of the stock of Barcel. Mr. Poma disclaims the beneficial ownership of 86,400 of the shares held by Barcel in the United Capital Trust.

 (5) President and Fellows of Harvard College ("Fellows") owns beneficially 795,600 of these shares and The Harvard University Master Trust Fund ("Fund") owns beneficially 59,900 of these shares. The Fellows and Fund have elected to report their ownership as a group and this information is taken from their Amendment No. 1 to Schedule 13G filed on February 14, 1997, and is as of December 31, 1996.

 (6) The named individual is an executive officer.

 (7) Includes 73,613 shares subject to currently exercisable options. Mr. Smith sold 25,000 shares in December 1996, 20,000 shares in February 1997 and 10,000 shares in March 1997, pursuant to a plan of personal asset diversification.

 (8) 422,100 of these shares are owned beneficially by Windsor International Corporation ("Windsor"), Atlas World Carriers S.A. ("Atlas") and The World Financial Corporation S.A. ("World"), corporations affiliated or associated with Mr. Soler or certain of Mr. Soler's relatives, which hold 181,100, 123,000 and 118,000 shares of Common Stock, respectively. Mr. Soler may be deemed the beneficial owner of all shares held by Windsor, Atlas and World.

 (9) Dean Bailar has sole investment power with respect to the trust in which the shares are held.

(10) Includes 88,983 shares subject to currently exercisable options.

(11) Includes 74,168 shares subject to currently exercisable options.

(12) Includes 14,196 shares subject to currently exercisable options.

(13) Includes 12,942 shares subject to currently exercisable options.

(14) Includes 27,176 shares subject to currently exercisable options.

(15) Includes 318,070 shares subject to currently exercisable options.

                                   PROPOSAL 2

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors, including all members of the Audit Committee, has selected the accounting firm of Arthur Andersen LLP to serve as independent auditor of the Company with respect to the 1997 fiscal year and proposes ratification of such selection by the stockholders. Arthur Andersen LLP is familiar with the business and operations of the Company, and has offices in or convenient to most of the Company's plants and office locations.

     A representative of Arthur Andersen LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. This representative is not scheduled to make any general statement at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF

   THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS FOR FISCAL YEAR 1997.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and "executive officers" (as defined in Section 16(a)) to file reports of their ownership of stock and of changes in such ownership with the SEC. SEC regulations require those persons to furnish the Company with copies of all
Section 16(a) forms they file. Based on its review of the copies of such forms received by it, and written representations from certain reporting persons that certain of such forms were not required to be filed, the Company believes that, during 1996, its directors and reporting officers complied with all applicable filing requirements, except as described in the following sentences. Mr. Ricardo Poma failed to file on a timely basis three reports required by Section 16(a) during 1996. All of the required reports were subsequently filed in 1996. Two purchase transactions and a change in a family trust, which caused Mr. Poma to become the beneficial owner of additional shares, were covered by these reports.

                   SOLICITATION AND EXPENSES OF SOLICITATION

     The expenses of preparing and mailing this Proxy Statement and the accompanying form of proxy and the cost of solicitation of proxies on behalf of the Board will be paid by the Company. Proxies may be solicited by personal interview, mail and telephone. Banks, brokerage houses, other nominees and custodians will be asked whether other persons are beneficial owners of the shares which they hold of record and, if so, they will be supplied with additional copies of the proxy materials for distribution to such beneficial owners. The Company will reimburse parties holding stock in their names or in the names of their nominees for their reasonable expenses in sending the proxy materials to their principals.

                      SUBMISSION OF STOCKHOLDER PROPOSALS
                          FOR THE 1998 ANNUAL MEETING

     Stockholder proposals for inclusion in the Proxy Statement to be issued in connection with the 1998 Annual Meeting of Stockholders must be mailed to the Corporate Secretary, U.S. Can Corporation, 900 Commerce Drive, Oak Brook, Illinois 60521, and must have been received by the Corporate Secretary on or before November 25, 1997. The Company will consider only proposals meeting the requirements of applicable SEC rules.

                          ANNUAL REPORT AND FORM 10-K

     Copies of the Company's combined 1996 Annual Report to Shareholders and Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1996, are being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. STOCKHOLDERS NOT RECEIVING A COPY OF THE COMBINED 1996 ANNUAL REPORT AND FORM 10-K MAY OBTAIN ONE BY WRITING OR CALLING MR. TIMOTHY W. STONICH, CORPORATE SECRETARY, U.S. CAN CORPORATION, 900 COMMERCE DRIVE, OAK BROOK, ILLINOIS, 60521, TELEPHONE: (630) 571-2500.

                                          By Order of the Board of Directors

                                          TIMOTHY W. STONICH

                                          Timothy W. Stonich
                                          Corporate Secretary

PROXY                                                                     PROXY


                             U.S. CAN CORPORATION

      FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 25, 1997
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned stockholder hereby constitutes William J. Smith and Timothy W. Stonich proxies, with full authority, which may be exercised by either one or both of them, with power of substitution, to vote and act for the undersigned at the Annual Meeting of Stockholders of U.S. Can Corporation ("U.S. Can") to be held at U.S. Can's offices, 900 Commerce Drive, Oak Brook, Illinois, at 10:00 a.m. (local time) on April 25, 1997, and at any adjournment thereof, as designated herein, and the proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

[ ] Check here for address change          [ ] Check here if you plan to attend
                                               the Meeting.
    New Address: _________________________

    ______________________________________

    ______________________________________


                        PLEASE COMPLETE REVERSE SIDE




                             U.S. CAN CORPORATION
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


         THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF ALL PROPOSALS.


1. Nominees for director, to serve a term expiring in 2000:          2. To ratify the selection of Arthur Andersen, LLP as
   William J. Smith, Eugene B. Connolly, Jr.,                           independent auditor for U.S. Can for 1997
   Benjamin R. Bailar                                         For All
                                               For  Withheld  Except                                For  Against   Abstain
                                               [ ]     [ ]      [ ]                                 [ ]     [ ]      [ ]
_______________________________________
Nominee Exception                                                             THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN
                                                                              THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
                                                                              STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL
                                                                              BE VOTED FOR PROPOSALS 1 AND 2.

                                                                                      Dated: ________________________________, 1997

                                                                                      _____________________________________________
                                                                                      Signature(s)
                                                                                      _____________________________________________
                                                                                      PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.
                                                                                      JOINT OWNERS SHOULD EACH SIGN PERSONALLY.
                                                                                      EXECUTORS, TRUSTEES, OFFICERS, ETC. SHOULD
                                                                                      INDICATE THEIR TITLES WHEN SIGNING.



     PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED RETURN ENVELOPE